Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bevil J. Hogg and James M. Stolze, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign any and all amendments to this Annual Report on Form 10-K and any other documents and instruments incidental thereto, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and/or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signature	Title	Date

/s/ FRED A. MIDDLETON Fred A. Middleton	Chairman of the Board of Directors	March 13, 2008

/s/ BEVIL J. HOGG Bevil J. Hogg	Chief Executive Officer (principal executive officer)	March 13, 2008

/s/ JAMES M. STOLZE James M. Stolze	Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	March 13, 2008

/s/ CHRISTOPHER ALAFI Christopher Alafi	Director	March 13, 2008

/s/ DAVID W. BENFER David W. Benfer	Director	March 13, 2008

/s/ RALPH G. DACEY, JR. Ralph G. Dacey, Jr.	Director	March 13, 2008

Signature	Title	Date

/s/ WILLIAM M. KELLEY William M. Kelley	Director	March 13, 2008

/s/ ABHIJEET J. LELE Abhijeet J. Lele	Director	March 13, 2008

/s/ WILLIAM C. MILLS III William C. Mills III	Director	March 13, 2008

/s/ ROBERT J. MESSEY Robert J. Messey	Director	March 13, 2008

/s/ ERIC N. PRYSTOWSKY Eric N. Prystowsky	Director	March 13, 2008